                                                       Exhibit No. EX-99.e.1.iii

                             DISTRIBUTION AGREEMENT

     Distribution  Agreement  (the  "Agreement")  made  as of  this  9th  day of
January,  2007 by and between  DELAWARE POOLED TRUST, a Delaware  business trust
(the "Trust"),  for the series identified on Schedule I attached hereto, as from time to time  amended  (the  "Series"),  and DELAWARE  DISTRIBUTORS,  L.P.  (the
"Distributor"), a Delaware limited partnership.

                                   WITNESSETH

     WHEREAS,  the Trust is an investment company regulated by Federal and State regulatory bodies, and

     WHEREAS,  the  Distributor  is engaged in the  business  of  promoting  the distribution  of the  securities  of  investment  companies  and, in  connection therewith  and acting solely as agent for such  investment  companies and not as principal, advertising,  promoting, offering and selling their securities to the public, and

     WHEREAS,  the Trust desires to enter into an agreement with the Distributor as of the date  hereof,  pursuant  to which the  Distributor  shall serve as the national  distributor  of each class of each  Series  identified  on  Schedule I hereto,  as from time to time  amended,  which Trust,  Series and classes may do business  under the names set forth on  Schedule I hereto or such other names as the  Board of  Trustees  may  designate  from  time to time,  on the  terms  and conditions set forth below.

     NOW, THEREFORE,  the parties hereto,  intending to be legally bound hereby, agree as follows:

     1.   The Trust hereby engages the  Distributor to promote the  distribution of the shares of each Series and, in connection therewith and as agent for the Trust and not as principal,  to advertise,  promote, offer and sell shares of each Series to the public.

     2.   (a)  The  Distributor agrees to serve  as  distributor of each Series'
               shares  and,  as agent  for the Trust  and not as  principal,  to advertise,  promote and use its best efforts to sell each Series'
               shares  wherever their sale is legal,  either through  dealers or otherwise,  in such places and in such manner,  not  inconsistent with the law and the provisions of this Agreement and the Trust's
               Registration   Statement   under  the  Securities  Act  of  1933,
               including the Prospectuses  contained  therein and the Statements of Additional  Information  contained therein, as may be mutually determined by the Trust and the Distributor from time to time.

          (b)  For the Original  Class Shares or  Institutional  Class Shares of
               each series, the Distributor will bear all costs of financing any activity  which is  primarily  intended  to result in the sale of those shares or classes of shares, including, but not necessarily limited to,  advertising,  compensation of underwriters,  dealers and sales personnel, the printing and mailing of sales literature and distribution of those shares or classes of shares.

          (c)  For its services as agent for the Class A Shares, Class B Shares,
               Class C Shares, Class R Shares and Class P Shares of each Series, the Distributor shall be entitled to compensation on each sale or redemption,  as  appropriate,  of shares of such classes equal to
               any  front-end  or  deferred   sales  charge   described  in  the
               Prospectus for such Series, as amended and supplemented from time to time, and may allow concessions to dealers in such amounts and on such terms as are therein set forth.

          (d)  For the Class A Shares,  Class B Shares,  Class C Shares, Class R
               Shares and Class P Shares of each  Series,  the Trust  shall,  in addition, compensate the Distributor for its services as provided in the  Distribution  Plan as  adopted  on  behalf of the Class A
               Shares,  Class B Shares, Class C Shares, Class R Shares and Class
               P  Shares,  respectively,   pursuant  to  Rule  12b-1  under  the
               Investment Company Act of 1940 (the "Plans"),  copies of which as presently in force are  attached  hereto as an Exhibit and at the rates  set  forth on  Schedule  I  hereto,  as from  time to time amended,  or at such lower  rates as may be set from time to time by the Board in agreement with the Trust.

     3.   (a)  The  Trust  agrees  to make  available  for sale by the Trust through the  Distributor  all or such part of the  authorized but unissued  shares  of  beneficial  interest  of the  Series as the
               Distributor  shall  require  from  time to time  and,  except  as provided  in  Paragraph  3(b)  hereof,  the  Trust  will not sell
               Series' shares other than through the efforts of the Distributor.

          (b)  The Trust  reserves  the right  from time to time (1) to sell and issue shares other than for cash; (2) to issue shares in exchange for  substantially all of the assets of any corporation or trust, or in exchange of shares of any corporation or trust;  (3) to pay stock dividends to its shareholders,  or to pay dividends in cash
               or  shares  of   beneficial   interest   at  the  option  of  its
               shareholders,  or  to  sell  shares  of  beneficial  interest  to existing  shareholders  to the extent of  dividends  payable from time to time in cash,  or to split up or combine its  outstanding shares;  (4) to offer  shares for cash to its  shareholders  as a whole,  by the use of  transferable  rights or otherwise,  and to sell and issue shares pursuant to such offers;  and (5) to act as its own distributor in any  jurisdiction in which the Distributor is not registered as a broker-dealer.

     4.   The Distributor  may, at its expense,  select and contract with one or more registered  broker-dealers to perform some or all of the services for a Series for which it is  responsible  under this  agreement.  The
          Distributor will be responsible for paying the  compensation,  if any, to any such broker-dealer for its services with respect to the Series.
          The Distributor  may terminate the services of any such  broker-dealer at any time in its sole discretion,  and shall at such time assume the responsibilities  of such broker-dealer  unless or until a replacement is selected  and approved by the Board of  Trustees.  The  Distributor will  continue  to have  responsibility  for all  distribution-related services furnished by any such broker-dealer.

     5.   The Trust warrants the following:

          (a)  The  Trust  is,  or will be,  a  properly  registered  investment company,  and any and  all  Series'  shares  which  it will  sell through the Distributor are, or will be, properly registered with the Securities and Exchange Commission ("SEC").

          (b)  The  provisions of this Agreement do not violate the terms of any instrument  by which the Trust is bound,  nor do they violate any law or regulation of any body having  jurisdiction over the Trust or its property.

     6.   (a)  The Trust will supply to the  Distributor a conformed copy of the Registration Statement and all amendments thereto,  including all  exhibits and each  Prospectus  and  Statement of  Additional
               Information.

          (b)  The Trust will register or qualify the Series' shares for sale in such states as is deemed desirable.

          (c)  The Trust, without expense to the Distributor:

               (1)  will give and continue to give such financial statements and other  information  as may  be  required  by the  SEC or the proper  public  bodies of the  states  in which the  Series'
                    shares may be qualified;

               (2)  from time to time,  will furnish to the  Distributor as soon as  reasonably  practicable  true  copies  of  its  periodic reports to shareholders;

               (3)  will  promptly  advise  the  Distributor  in  person  or  by telephone or telegraph,  and promptly confirm such advice in writing,  (a)  when  any  amendment  or  supplement  to  the
                    Registration Statement becomes effective, (b) of any request by the SEC for amendments or supplements to the Registration
                    Statement or the Prospectuses or for additional information, and  (c)  of the  issuance  by the  SEC  of any  Stop  Order suspending the effectiveness of the Registration  Statement, or the initiation of any proceedings for that purpose;

               (4)  if at any time the SEC shall issue any Stop Order suspending the effectiveness of the Registration  Statement,  will make every reasonable  effort to obtain the lifting of such order at the earliest possible moment;

               (5)  before  filing any  further  amendment  to the  Registration
                    Statement  or  to  any  Prospectus,   will  furnish  to  the
                    Distributor  copies of the proposed  amendment and will not, at any time,  whether  before or after the effective date of the  Registration  Statement,  file  any  amendment  to  the
                    Registration  Statement or supplement  to any  Prospectus of which the Distributor shall not previously have been advised or to which the Distributor  shall reasonably  object (based upon the accuracy or completeness thereof) in writing;

               (6)  will  continue to make  available to its  shareholders  (and forward copies to the Distributor) of such periodic, interim and any other  reports as are now, or as  hereafter  may be, required by the provisions of the Investment  Company Act of
                    1940, as amended; and

               (7)  will,  for the purpose of computing  the  offering  price of each class of each Series'  shares,  advise the  Distributor within  two  hours  after  the  close of the New York  Stock
                    Exchange  (or as soon  as  practicable  thereafter)  on each business  day upon which the New York Stock  Exchange may be open of the net asset  value per share of each class of each
                    Series'   shares   of   beneficial   interest   outstanding,
                    determined in accordance  with any applicable  provisions of law and the  provisions of the Agreement and  Declaration of
                    Trust, as amended,  of the Trust as of the close of business on such  business  day.  In the event that  prices are to be calculated  more than once  daily,  the Trust will  promptly advise the  Distributor of the time of each  calculation and the price computed at each such time.

     7.   The Distributor  agrees to submit to the Trust,  prior to its use, the form of all sales literature proposed to be generally  disseminated by or for the Distributor,  all advertisements proposed to be used by the
          Distributor, all sales literature or advertisements prepared by or for the  Distributor  for  such  dissemination  or for  use by  others  in connection  with  the  sale of the  Series'  shares,  and the  form of dealers' sales contract the  Distributor  intends to use in connection with sales of the Series' shares. The Distributor also agrees that the
          Distributor  will submit such sales literature and  advertisements  to the NASD, SEC or other  regulatory  agency as from time to time may be appropriate,  considering practices then current in the industry.  The
          Distributor  agrees not to use such form of dealers' sales contract or
          to  use  or  to  permit  others  to  use  such  sales   literature  or
          advertisements  without  the  written  consent  of  the  Trust  if any regulatory agency expresses objection thereto or if the Trust delivers to the Distributor a written objection thereto.

     8.   The purchase price of each share sold hereunder  shall be the offering price per share  mutually  agreed upon by the  parties  hereto and, as described in the Trust's  Prospectuses,  as amended from time to time, determined in  accordance  with any  applicable  provision of law, the provisions of its Agreement and  Declaration  of Trust and the Conduct
          Rules of NASD Regulation, Inc.

     9.   The  responsibility  of the Distributor  hereunder shall be limited to the  promotion  of sales of  Series'  shares.  The  Distributor  shall undertake  to  promote  such sales  solely as agent of the Trust,  and shall not  purchase  or sell  such  shares as  principal.  Orders  for
          Series'  shares and payment  for such orders  shall be directed to the
          Trust's  agent,  Delaware  Service  Company,  Inc.,  for acceptance on behalf of the  Trust.  The  Distributor  is not  empowered  to approve orders for sales of Series'  shares or accept payment for such orders.
          Sales of  Series'  shares  shall be  deemed  to be made when and where accepted by Delaware Service Company, Inc. on behalf of the Trust.

     10.  With respect to the  apportionment  of costs between the Trust and the
          Distributor of activities with which both are concerned, the following will apply:

          (a)  The Trust and the  Distributor  will  cooperate in preparing  the
               Registration  Statements,  the  Prospectuses,  the  Statements of
               Additional  Information,  and  all  amendments,  supplements  and replacements  thereto.  The Trust will pay all costs  incurred in the preparation of the Trust's Registration Statement,  including
               typesetting,   the  costs   incurred  in  printing   and  mailing
               Prospectuses and Annual,  Semi-Annual and other financial reports to its own  shareholders  and fees and  expenses  of counsel  and accountants.

          (b)  The  Distributor  will pay the costs  incurred  in  printing  and mailing copies of Prospectuses to prospective investors.

          (c)  The Distributor  will pay  advertising and promotional  expenses, including the costs of literature sent to prospective investors.

          (d)  The Trust will pay the costs and fees incurred in  registering or qualifying  the Series'  shares with the various  states and with the SEC.

          (e)  The  Distributor  will pay the costs of any additional  copies of
               Trust  financial  and other  reports and other  Trust  literature supplied  to the  Distributor  by the Trust  for sales  promotion purposes.

     11.  The  Distributor  may engage in other  business,  provided  such other business does not interfere with the performance by the Distributor of its obligations under this Agreement.

     12.  The Trust  agrees to  indemnify,  defend  and hold  harmless  from the assets of the relevant Series the Distributor and each person, if any, who controls the  Distributor  within the meaning of Section 15 of the
          Securities Act of 1933, from and against any and all losses,  damages, or liabilities to which, jointly or severally, the Distributor or such controlling person may become subject,  insofar as the losses, damages or liabilities  arise out of the performance of its duties  hereunder, except that the Trust shall not be liable for  indemnification  of the
          Distributor or any controlling person thereof for any liability to the
          Trust or its  shareholders to which they would otherwise be subject by reason of willful  misfeasance,  bad faith, or gross negligence in the performance of their duties under this Agreement.

     13.  Copies of financial reports, Registration Statements and Prospectuses, as well as demands, notices,  requests,  consents,  waivers, and other communications  in writing  which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or  furnished,  if delivered to such party at its address  shown below during regular  business hours, or if sent to that party by registered mail or by prepaid  telegram  filed with an office or with an agent of
          Western Union or another nationally  recognized  telegraph service, in all cases within the time or times herein prescribed, addressed to the recipient at One Commerce Square, Philadelphia, Pennsylvania 19103, or
          at such other address as the Trust or the Distributor may designate in writing and furnish to the other.

     14.  This Agreement  shall not be assigned,  as that term is defined in the
          Investment Company Act of 1940, by the Distributor and shall terminate automatically  in  the  event  of  its  attempted  assignment  by  the
          Distributor. This Agreement shall not be assigned by the Trust without the written consent of the  Distributor  signed by its duly authorized officers and delivered to the Trust.  Except as specifically  provided in the  indemnification  provision  contained  in Paragraph 12 herein, this Agreement and all  conditions  and provisions  hereof are for the sole and  exclusive  benefit of the  parties  hereto  and their  legal successors  and no express or implied  provision of this  Agreement is intended  or shall be  construed  to give any  person  other  than the parties  hereto  and their  legal  successors  any legal or  equitable right,  remedy or claim under or in respect of this  Agreement  or any provisions herein contained.

     15.  (a)  This Agreement  shall be executed and become  effective as of the date first written above, and shall become effective with respect to a  particular  Series  as of the  effective  date set forth in
               Schedule I for that Series. It shall remain in force for a period of two years from the date  hereof for each  Series and from year to year  thereafter,  but  only so  long as such  continuance  is specifically  approved at least annually by the Board of Trustees or,  with  respect to each  Series,  by vote of a majority of the outstanding  voting  securities  of that  Series  and only if the terms and the  renewal  thereof  have been  approved  by the vote of a majority  of the  Trustees  of the Trust who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          (b)  The  Distributor may terminate this Agreement as to any Series on written notice to the Trust at any time in case the effectiveness of the Registration Statement shall be suspended, or in case Stop
               Order  proceedings  are  initiated  by the SEC in  respect of the
               Registration  Statement and such proceedings are not withdrawn or terminated within thirty days. The Distributor may also terminate this  Agreement  as to any Series at any time by giving the Trust written notice of its intention to terminate the Agreement at the expiration  of three  months  from the date of  delivery  of such written notice of intention to the Trust.

          (c)  The Trust may  terminate  this  Agreement as to any Series at any time  on at  least  thirty  days'  prior  written  notice  to the
               Distributor  (1) if proceedings  are commenced by the Distributor or any of its  partners  for  the  Distributor's  liquidation  or dissolution or the winding up of the Distributor's  affairs;  (2)
               if a  receiver  or  trustee  of  the  Distributor  or  any of its property is appointed and such  appointment is not vacated within thirty  days  thereafter;  (3) if, due to any action by or before any court or any federal or state commission, regulatory body, or administrative agency or other governmental body, the Distributor shall be prevented  from selling  securities in the United States or because of any  action or conduct on the  Distributor's  part, sales of the shares  are not  qualified  for sale.  The Trust may also  terminate  this Agreement as to any Series at any time upon prior written  notice to the  Distributor  of its intention to so terminate at the  expiration of three months from the date of the delivery of such written notice to the Distributor.

     16.  The validity,  interpretation and construction of this Agreement,  and of each part hereof,  will be governed by the laws of the Commonwealth of Pennsylvania.

     17.  In the event any provision of this  Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.

                                 DELAWARE DISTRIBUTORS, L.P.

                                 By:  DELAWARE DISTRIBUTORS, INC., General
                                 Partner

                                 By:    /s/ Theodore Smith
                                 Name:  Theodore Smith
                                 Title: President/Chief Executive Officer

                                 DELAWARE POOLED TRUST on behalf of the
                                 Series listed on Schedule I

                                 By:      /s/ Patrick P. Coyne
                                 Name:    Patrick P. Coyne
                                 Title:   President

                                     CLASS P

                                DISTRIBUTION PLAN

     The following  Distribution  Plan (the "Plan") has been adopted pursuant to
Rule l2b-l under the Investment  Company Act of 1940, as amended (the "Act"), by
Delaware  Pooled Trust (the  "Trust"),  separately  for each Series of the Trust identified  on Schedule I as amended from time to time (the  "Series") on behalf of the Class P shares of each such  Series  identified  on Schedule I as amended from time to time (the "Class"), which Trust, Series and Classes may do business under  these or such  other  names as the  Board of  Trustees  of the  Trust may designate  from time to time.  The Plan has been  approved  by a majority of the
Board of Trustees,  including a majority of the Trustees who are not  interested persons of the Trust and who have no direct or  indirect  financial  interest in the operation of the Plan or in any agreements related thereto  ("non-interested
Trustees"), cast in person at a meeting called for the purpose of voting on such
Plan.  Such  approval  by the  Trustees  included  a  determination  that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The  Trust is a  business  trust  organized  under the laws of the State of
Delaware,  is authorized to issue different series and classes of securities and is an open-end management  investment company registered under the Act. Delaware
Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares,  including shares of the Class,  pursuant to the  Distribution  Agreement  between the Distributor and the Trust on behalf of each Series ("Distribution Agreement").

     The Plan provides that:

     l.   The  Trust shall  pay to the  Distributor,  out  of  the  assets  of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule
I for such Class as may be determined by the Trust's Board of Trustees from time to time.  Such  monthly fee shall be reduced by the  aggregate  sums paid by the
Trust on behalf of the Series to persons other than broker-dealers (the "Service
Providers")  who may,  pursuant to servicing  agreements,  provide to the Series services in the Series' marketing of shares of the Class.

     2.   (a) The Distributor  shall  use the  monies  paid  to it  pursuant  to paragraph l above to furnish, or cause or encourage others to furnish,  services and  incentives  in  connection  with the  promotion,  offering  and sale of the relevant Class shares and, where suitable and appropriate, the retention of such
Class shares by shareholders.  Payments made to the Distributor may be used for, among other  things,  preparation  and  distribution  of  advertisements,  sales literature  and  prospectuses  and reports used for sales  purposes,  as well as compensation  related  to sales and  marketing  personnel  and  holding  special promotions. The Distributor may also use such monies for payments to dealers and others for, among other things,  furnishing  personal  services and  maintaining shareholder accounts, which services may include, among others,  confirming that customers  or  participants  received a Prospectus  or  Statement of  Additional
Information,  if  applicable,   assisting  such  customers  or  participants  in
maintaining proper records with the trust; answering questions relating to their respective accounts;  and aiding in maintaining the investment of such customers or participants in the relevant Class, if applicable.

          (b) The Service  Providers  shall use the monies paid  respectively to them to  reimburse  themselves  for the  actual  costs  they  have  incurred  in confirming  that their  customers  have received the Prospectus and Statement of
Additional  Information,  if  applicable,  and as a fee for (l)  assisting  such customers in maintaining proper records with the Trust, (2) answering  questions relating  to their  respective  accounts,  and (3)  aiding  in  maintaining  the investment of their respective customers in the Class.

     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under the Plan. The Service Providers shall inform the Trust  monthly  and in writing of the amounts  each claims  under the
Plan; both the Distributor and the Service  Providers shall furnish the Board of
Trustees of the Trust with such other  information  as the Board may  reasonably request in connection  with the payments made under the Plan and the use thereof by the Distributor and the Service Providers,  respectively,  in order to enable the  Board  to make an  informed  determination  of the  amount  of the  Trust's payments  with  respect to each Class and whether  the Plan should be  continued
with respect to each Class.

     4. The officers of the Trust shall  furnish to the Board of Trustees of the
Trust,  for their review,  on a quarterly basis, a written report of the amounts expended  under the Plan with  respect to each Class and the  purposes for which such expenditures were made.

     5. This Plan  shall  take  effect  with  respect to the Class P shares of a particular  Series  as of the  effective  date  set  forth  on  Schedule  I (the
"Commencement Date"); thereafter, the Plan shall continue in effect with respect to the Class P shares of a particular  Series for a period of more than one year from the  Commencement  Date only so long as such  continuance  is  specifically approved at least annually by a vote of the Board of Trustees of the Trust,  and of the  non-interested  Trustees,  cast in person at a  meeting  called  for the purpose of voting on such Plan.

     6.   (a)  The Plan  may be  terminated  as to the  Class  P  shares  of any particular  Series  at any  time  by vote of a  majority  of the  non-interested
Trustees or by vote of a majority of the outstanding  voting  securities of such
Class.

          (b) The  Plan  may not be  amended  as to the  Class P  shares  of any particular Series to increase materially the amount to be spent for distribution pursuant to  paragraph l hereof  without  approval by the  shareholders  of such
Class.

     7.   All material  amendments  to  this  Plan  shall  be  approved  by  the non-interested Trustees in the manner described in paragraph 5 above.

     8.   So long as the Plan is in effect, the selection and  nomination of the
Trust's  non-interested  Trustees  shall be committed to the  discretion of such non-interested Trustees.

     9.   The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of  "interested  person(s)"  and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

     This  Plan  shall  take  effect on the  Commencement  Date,  as  previously defined.

January 9, 2007

                                   SCHEDULE I

     This Schedule to the Distribution  Agreement  between Delaware Pooled Trust and Delaware  Distributors,  L.P. (the "Agreement") lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement,  along with the 12b-1 Plan rates, if applicable,  for each class and the date on which the Agreement became effective for each Series.

------------------------- --------------------- -------------- -------------- ----------------
                                                               Portion
                                                Total          designated
                                                12b-1 Plan     as Service
                                                Fee Rate       Fee Rate
                                                (per annum     (per annum
                                                of  the        of the
                                                Series'        Series'
                                                average        average
                                                daily net      daily
                                                assets         net assets
                                                represented    represented
                                                by shares of   by shares of      Original
Series Name               Class Names           the Class)     the Class)      Effective Date
------------------------- --------------------- -------------- -------------- ----------------
The Global Real Estate    The Global Real                                      January 9, 2007
Portfolio                 Estate Securities
                          Portfolio Original
                          Class
------------------------- --------------------- -------------- -------------- ----------------
                          The Global Real           0.25%                      January 9, 2007
                          Estate Securities
                          Portfolio Class P
------------------------- --------------------- -------------- -------------- ----------------

                                      I-1